SUBSCRIPTION AGREEMENT

FOR

DELTRON, INC.

COMMON STOCK ($.02 PER SHARE)

Persons interested in purchasing common stock of Deltron, Inc. must complete and return this Subscription Agreement along with their check or money order to: DELTRON, INC. ("the Issuer") ("the Company").

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates will be delivered to each Investor within thirty (30) days of the Close of this Offering.

SECURITIES OFFERED - The Company is offering a total of 7,500,000 shares of its common stock (par value $.001 per share) at a price of $.02 per share. There is no minimum subscription amount.

SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

NUMBER OF COMMON SHARES = ___________________

Multiply by Price of Shares x $.02 per Share

Aggregate Subscription Price = $___________________

Check or money order shall be made payable to Deltron, Inc.

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 200__.

b) I am a bona fide resident of the state of ___________________________

or ______ a non-US resident.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.

Please register the Shares, which I am purchasing in the following name(s):

___________________________________________________________________

As (check one)

__Individual __Tenants in Common __Existing Partnership

__Joint Tenants __Corporation __Trust

__IRA __Minor with adult custodian under

the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):

________________________________ ________________________________

Signature of Subscriber Signature of Co-Subscriber

________________________________ ________________________________

Name of Subscriber (Printed) Name of Co-Subscriber (Printed)

________________________________ ________________________________

Address Address of Co-Subscriber

________________________________ ________________________________

Address Address of Co-Subscriber

________________________________ ________________________________

Telephone Telephone of Co-Subscriber

________________________________ ________________________________

Subscriber Tax I.D. or Co-Subscriber Tax I.D. or

Social Security Number Social Security Number

ACCEPTED BY: Deltron, Inc., a Nevada Corporation

By: _____________________________ Date: _________________________

Officer